The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 6, 2020

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-224495 and 333-224495-03

October----, 2020

Medium-Term Senior Notes, Series N

Pricing Supplement No. 2020-USNCH5636 to Product Supplement No. EA-04-08
dated February 15, 2019, Underlying Supplement No. 8 dated February 21, 2019 and
Prospectus Supplement and Prospectus each dated May 14, 2018

Citigroup Global Markets Holdings Inc. All Payments Due from Citigroup Global Markets Holdings Inc. Fully and Unconditionally Guaranteed by Citigroup Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

■  Linked to the worst performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM (each referred to as an “underlying”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic redemption prior to maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically redeemed prior to maturity and, if they are not automatically redeemed, whether you are repaid the stated principal amount of your securities at maturity will depend in each case on the closing value of the worst performing underlying on the relevant valuation date. The worst performing underlying on any valuation date is the underlying that has the lowest underlying performance factor on that valuation date

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of maturity or automatic redemption if, and only if, the closing value of the worst performing underlying on the relevant valuation date is greater than or equal to its coupon barrier value. However, if the closing value of the worst performing underlying on a valuation date is less than its coupon barrier value, you will not receive any contingent coupon on the relevant contingent coupon date. If the closing value of the worst performing underlying is less than its coupon barrier value on every valuation date, you will not receive any contingent coupons throughout the entire term of the securities. The quarterly contingent coupon will be determined on the pricing date and will be equal to 2.50% to 2.75% of the stated principal amount (equivalent to a contingent coupon rate of 10.00% to 11.00% per annum)

■  Automatic Redemption. If the closing value of the worst performing underlying on any potential autocall date from April 2021 to July 2024, inclusive, is greater than or equal to its initial underlying value, we will automatically redeem the securities for the stated principal amount plus the related contingent coupon payment

■  Potential Loss of Principal. If the securities are not automatically redeemed prior to maturity, you will receive the stated principal amount at maturity if, and only if, the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value. If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose a significant portion, and possibly all, of the stated principal amount of your securities

■  The coupon barrier value and final barrier value for each underlying are equal to 80% of its initial underlying value

■  If the securities are not automatically redeemed prior to maturity, you will have full downside exposure to the worst performing underlying from its initial underlying value if its closing value on the final valuation date is less than its final barrier value, but you will not participate in any appreciation of any underlying and will not receive any dividends on securities included in any underlying

■  Your return on the securities will depend solely on the performance of the underlying that is the worst performing underlying on each valuation date. You will not benefit in any way from the performance of any better performing underlying. Therefore, you will be adversely affected if any underlying performs poorly, even if any other underlying performs favorably

■  All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; if Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you could lose some or all of your investment

■  The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-8 and “Risk Factors Relating to the Securities” beginning on page EA-7 of the accompanying product supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

The securities are unsecured debt obligations issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. All payments due on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. None of Wells Fargo Securities, LLC (“Wells Fargo”) or any of its affiliates will have any liability to the purchasers of the securities in the event Citigroup Global Markets Holdings Inc. defaults on its obligations under the securities and Citigroup Inc. defaults on its guarantee obligations. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

	Per Security	Total
Public Offering Price(1)	$1,000	$
Maximum Underwriting Discount and Commission(2)(3)	$25.00	$
Proceeds to Citigroup Global Markets Holdings Inc.(2)	$975.00	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $915.00 per security, which will be less than the public offering price. The estimated value of the securities is based on Citigroup Global Market Inc.’s (“CGMI”) proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which any person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI, an affiliate of Citigroup Global Markets Holdings Inc., as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 2.50% ($25.00) for each security it sells. Wells Fargo will pay selected dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of its affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), a fixed selling commission of 1.50% ($15.00) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA. The total underwriting discount and commission and proceeds to Citigroup Global Markets Holdings Inc. shown above give effect to the actual underwriting discount and commission provided for the sale of the securities. See “Supplemental Plan of Distribution” below and “Use of Proceeds and Hedging” in the accompanying prospectus for further information regarding how we have hedged our obligations under the securities.

(3) In respect of certain securities sold in this offering, CGMI may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Citigroup Global Markets Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Terms of the Securities
Underlyings:	The S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM (each referred to as an “underlying,” and collectively as the “underlyings”)
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Stated Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a stated principal amount of $1,000.
Pricing Date:	October 29, 2020*
Issue Date:	November 3, 2020*
Valuation Dates:	The 24th day of each January, April, July and October, beginning in January 2021 and ending on October 24, 2024 (the “final valuation date”), each subject to postponement if such date is not a trading day or certain market disruption events occur. See “Additional Terms of the Securities.”*
Maturity Date:	October 29, 2024. If the final valuation date is postponed, the stated maturity date will be the later of (i) October 29, 2024 and (ii) three business days after the last final valuation date as postponed. See “Additional Terms of the Securities.”*
Contingent Coupon Payment Dates:	The third business day after each valuation date (as each such valuation date may be postponed), except that the contingent coupon payment date following the final valuation date will be the maturity date. If a valuation date is postponed with respect to one or more underlyings, the related contingent coupon payment date will be three business days after the last valuation date as postponed.
Contingent Coupon:	On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.50% to 2.75% of the stated principal amount of the securities (equivalent to a contingent coupon rate of 10.00% to 11.00% per annum) (to be determined on the pricing date) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.
Payment at Maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the contingent coupon due at maturity, if any):

▪      if the closing value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value: $1,000; or

▪      if the closing value of the worst performing underlying on the final valuation date is less than its final barrier value:

$1,000 × the underlying performance factor of the worst performing underlying on the final valuation date

If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Automatic Early Redemption:	If, on any potential autocall date, the closing value of the worst performing underlying is greater than or equal to its initial underlying value, each security you then hold will be automatically redeemed on the immediately following contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Potential Autocall Dates:	Each valuation date beginning in April 2021 and ending in July 2024.
Initial Underlying Value:

With respect to the S&P 500® Index: , its closing value on the pricing date.

With respect to the Russell 2000® Index: , its closing value on the pricing date.

With respect to the Dow Jones Industrial AverageTM: , its closing value on the pricing date.

Coupon Barrier Value:

With respect to the S&P 500® Index: , which is equal to 80% of its initial underlying value.

With respect to the Russell 2000® Index: , which is equal to 80% of its initial underlying value.

With respect to the Dow Jones Industrial AverageTM: , which is equal to 80% of its initial underlying value.

Final Barrier Value:

With respect to the S&P 500® Index: , which is equal to 80% of its initial underlying value.

With respect to the Russell 2000® Index: , which is equal to 80% of its initial underlying value.

With respect to the Dow Jones Industrial AverageTM: , which is equal to 80% of its initial underlying value.

Underlying Performance Factor:	For each underlying on any valuation date, its closing value on that valuation date divided by its initial underlying value
Worst Performing Underlying:	For any valuation date, the underlying with the lowest underlying performance factor determined as of that valuation date
Calculation Agent:	CGMI
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	17328WP36 / US17328WP362

* Expected. To the extent that the issuer makes any change to the expected pricing date or expected issue date, the valuation dates and maturity date may also be changed in the issuer’s discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Additional Information

The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, underlying supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of the underlyings will be determined and other specified events with respect to the underlyings. The accompanying underlying supplement contains information about the underlyings that is not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

When we refer to “we,” “us” and “our” in this pricing supplement, we refer only to Citigroup Global Market Holdings Inc. and not to any of its affiliates, including Citigroup Inc.

You may access the product supplement, underlying supplement and prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. EA-04-08 dated February 15, 2019:

https://www.sec.gov/Archives/edgar/data/200245/000095010319002058/dp102378_424b2-psea0408cb.htm

•	Underlying Supplement No. 8 dated February 21, 2019:

https://www.sec.gov/Archives/edgar/data/200245/000095010319002215/dp102549_424b2-us8.htm

•	Prospectus Supplement and Prospectus each dated May 14, 2018:

https://www.sec.gov/Archives/edgar/data/200245/000119312518162183/d583728d424b2.htm

Prospectus. The first sentence of “Description of Debt Securities— Events of Default and Defaults” in the accompanying prospectus shall be amended to read in its entirety as follows:

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;
•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;
•

failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Investor Considerations

We have designed the securities for investors who:

•	seek an investment with periodic contingent coupon payments equal to the amount indicated on the cover hereof until the earlier of maturity or automatic redemption, if, and only if, the closing value of the worst performing underlying on the relevant valuation date is greater than or equal to its coupon barrier value;

•	understand that if the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, they will be fully exposed to the decline in the worst performing underlying from its initial underlying value and will receive significantly less than the stated principal amount, and possibly nothing, at maturity;

•	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, contingent coupon payment dates over the term of the securities and may lose all of the stated principal amount per security at maturity;

•	understand that the securities may be automatically redeemed prior to maturity and that the term of the securities may be limited;

•	understand that the return on the securities will depend solely on the performance of the underlying that is the worst performing underlying on each valuation date and that they will not benefit in any way from the performance of any better performing underlying;

•	understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

•	understand and are willing to accept the full downside risks of each underlying;

•	are willing to forgo participation in any appreciation of any underlying and dividends on securities included in the underlyings; and

•	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

•	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

•	seek full return of the stated principal amount of the securities at maturity;

•	seek a security with a fixed term;

•	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the public offering price and that may be as low as the amount set forth on the cover page;

•	are unwilling to accept the risk that the closing value of the worst performing underlying on the final valuation date may be less than its final barrier value;

•	seek certainty of current income over the term of the securities;

•	seek exposure to the upside performance of any or each underlying;

•	seek exposure to a basket composed of each underlying or a similar investment in which the overall return is based on a blend of the performances of the underlyings, rather than solely on the worst performing underlying;

•	are unwilling to accept the risk of exposure to the United States equity market;

•	are unwilling to accept the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.; or

•	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically redeemed, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the worst performing underlying on the related valuation date.

Step 1: Determine which underlying is the worst performing underlying on the relevant valuation date. The worst performing underlying on any valuation date is the underlying with the lowest underlying performance factor on that valuation date. The underlying performance factor of an underlying on a valuation date is its closing value on that valuation date divided by its initial underlying value.

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing value of the worst performing underlying on the relevant valuation date, as follows:

If the relevant valuation date were also a potential autocall date and the closing value of the worst performing underlying on the relevant valuation date were greater than or equal to its initial underlying value, the securities would be automatically redeemed on the applicable contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment.

On the maturity date, if the securities have not been automatically redeemed prior to the maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the payment at maturity) calculated as follows:

Step 1: Determine which underlying is the worst performing underlying on the final valuation date. The worst performing underlying on the final valuation date is the underlying with the lowest underlying performance factor on the final valuation date. The underlying performance factor of an underlying on the final valuation date is its closing value on the final valuation date divided by its initial underlying value.

Step 2: Calculate the payment at maturity based on the closing value of the worst performing underlying on the final valuation date, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Hypothetical Payout Profile

The following profile illustrates the potential payment at maturity on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the worst performing underlying on the final valuation date from its initial underlying value to its closing value on the final valuation date, assuming the securities have not been automatically redeemed prior to the maturity date. This graph has been prepared for purposes of illustration only. Your actual return on the securities will depend on the actual closing value of the worst performing underlying on the final valuation date and whether you hold your securities to the maturity date. The performance of any better performing underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlyings. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

Citigroup Inc. will release quarterly earnings on October 13, 2020, which is during the marketing period and prior to the pricing date of these securities.

You May Lose Some Or All Of Your Investment.

Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not automatically redeemed prior to maturity, your payment at maturity will depend on the closing value of the worst performing underlying on the final valuation date. If the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying has declined from its initial underlying value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

You Will Not Receive Any Contingent Coupon On The Contingent Coupon Payment Date Following Any Valuation Date On Which The Closing Value Of The Worst Performing Underlying Is Less Than Its Coupon Barrier Value.

A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying is less than its coupon barrier value on any valuation date, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying is below its coupon barrier value on each valuation date, you will not receive any contingent coupon payments over the term of the securities.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the securities will not be automatically redeemed and the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of and the correlation between the underlyings are important factors affecting these risks. Greater expected volatility of and lower expected correlation between the underlyings as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that (i) the closing value of the worst performing underlying on one or more valuation dates will be less than its coupon barrier value, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and (ii) the securities will not be automatically redeemed and the closing value of the worst performing underlying on the final valuation date will be less than its final barrier value, such that you will not be repaid the stated principal amount of your securities at maturity.

The Securities Are Subject To Heightened Risk Because They Have Multiple Underlyings.

The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

The Securities Are Subject To The Risks Of Each Of The Underlyings And Will Be Negatively Affected If Any One Underlying Performs Poorly, Regardless Of The Performance Of Any Other Underlying.

You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected, regardless of the performance of any other underlying. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

You Will Not Benefit In Any Way From The Performance Of Any Better Performing Underlying.

The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

You Will Be Subject To Risks Relating To The Relationship Between The Underlyings.

It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly; the performance of any underlying that is not the worst performing underlying is not relevant to your return on the securities. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

You May Not Be Adequately Compensated For Assuming The Downside Risk Of The Worst Performing Underlying.

The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates. Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be automatically redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying.

The Securities May Be Automatically Redeemed Prior To Maturity, Limiting Your Opportunity To Receive Contingent Coupon Payments.

On any potential autocall date, the securities will be automatically redeemed if the closing value of the worst performing underlying on that potential autocall date is greater than or equal to its initial underlying value. Thus, the term of the securities may be limited. If the securities are redeemed prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk.

The Securities Offer Downside Exposure To The Worst Performing Underlying, But No Upside Exposure To Any Underlying.

You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any underlying.

The Performance Of The Securities Will Depend On The Closing Values Of The Underlyings Solely On The Valuation Dates, Which Makes The Securities Particularly Sensitive To Volatility In The Closing Values Of The Underlyings.

Whether the contingent coupon will be paid on any given contingent coupon payment date and whether the securities will be automatically redeemed prior to maturity will depend on the closing values of the underlyings solely on the applicable valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not automatically redeemed, what you receive at maturity will depend solely on the closing value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

closing values of the underlyings. You should understand that the closing value of each of the underlyings has historically been highly volatile.

The Securities Are Subject To The Credit Risk Of Citigroup Global Markets Holdings Inc. And Citigroup Inc.

If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.

The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. We have been advised that Wells Fargo currently intends to make a secondary market in relation to the securities. However, Wells Fargo may suspend or terminate making a market without notice, at any time and for any reason. If Wells Fargo suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that Wells Fargo will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

The Estimated Value Of The Securities On The Pricing Date, Based On CGMI’s Proprietary Pricing Models And Our Internal Funding Rate, Is Less Than The Public Offering Price.

The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the public offering price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates and/or Wells Fargo or its affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate” below.

The Estimated Value Of The Securities Was Determined For Us By Our Affiliate Using Proprietary Pricing Models.

CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation between the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Wells Fargo’s Determination of The Secondary Market Rate With Respect To Us.

The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. We expect that our internal funding rate is generally lower than Wells Fargo’s determination of the secondary market rate with respect to us, which is the rate that we expect Wells Fargo will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on Wells Fargo’s determination of the secondary market rate with respect to us, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, Wells Fargo may determine the secondary market rate with respect to us for purposes of any purchase of the securities from you in the secondary market based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that Wells Fargo may deem appropriate.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which Any Person May Be Willing To Buy The Securities From You In The Secondary Market.

Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, we expect that any value of the securities determined for purposes of a secondary market transaction will be based on Wells Fargo’s determination of the secondary market rate with respect to us, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, we expect that any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and may be reduced the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the public offering price.

The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors.

The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of the closing values of the underlyings, the correlation between the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the public offering price.

We Have Been Advised That, Immediately Following Issuance, Any Secondary Market Bid Price Provided By Wells Fargo, And The Value That Will Be Indicated On Any Brokerage Account Statements Prepared By Wells Fargo Or Its Affiliates, Will Reflect A Temporary Upward Adjustment.

The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

The Russell 2000® Index Is Subject To Risks Associated With Small Capitalization Stocks.

The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Our Offering Of The Securities Is Not A Recommendation Of Any Underlying.

The fact that we are offering the securities does not mean that we or Wells Fargo or its affiliates believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we and Wells Fargo and its affiliates are each part of respective global financial institutions, our affiliates and affiliates of Wells Fargo may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates or of Wells Fargo or its affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

The Closing Value Of An Underlying May Be Adversely Affected By Our Or Our Affiliates’, Or By Wells Fargo And Its Affiliates’, Hedging And Other Trading Activities.

We expect to hedge our obligations under the securities through CGMI or other of our affiliates and/or Wells Fargo or its affiliates, who may take positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates and Wells Fargo and its affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing value of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo and its affiliates while the value of the securities declines.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

We And Our Affiliates And Wells Fargo And Its Affiliates May Have Economic Interests That Are Adverse To Yours As A Result Of Our And Their Respective Business Activities.

Our affiliates and Wells Fargo and its affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates or Wells Fargo or its affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates or Wells Fargo or its affiliates may acquire non-public information, which will not be disclosed to you.

The Calculation Agent, Which Is An Affiliate Of Ours, Will Make Important Determinations With Respect To The Securities.

If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

Changes That Affect The Underlyings May Affect The Value Of Your Securities.

The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

A Contingent Coupon Payment Date And The Stated Maturity Date May Be Postponed If A Valuation Date is Postponed.

A valuation date (including the final valuation date) with respect to an underlying will be postponed if the applicable originally scheduled valuation date is not a trading day with respect to any underlying or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that underlying on that valuation date. If such a postponement occurs with respect to a valuation date other than the final valuation date, then the related contingent coupon payment date will be postponed. If such a postponement occurs with respect to the final valuation date, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final valuation date as postponed.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Hypothetical Returns

If the securities are automatically redeemed:

If the securities are automatically redeemed prior to maturity, you will receive the stated principal amount of your securities plus the related contingent coupon payment on the immediately following contingent coupon payment date. In the event the securities are automatically redeemed, your total return on the securities will equal any contingent coupon payments received prior to such contingent coupon payment date and the contingent coupon payment received on such contingent coupon payment date.

If the securities are not automatically redeemed:

If the securities are not automatically redeemed prior to maturity, the following table illustrates, for a range of hypothetical underlying performance factors of the worst performing underlying on the final valuation date, the hypothetical payment at maturity payable at maturity per security (excluding the final contingent coupon payment, if any). The underlying performance factor of the worst performing underlying on the final valuation date is its closing value on the final valuation date divided by its initial underlying value.

Hypothetical underlying performance factor of worst performing underlying on final valuation date	Hypothetical payment at maturity per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
79.99%	$799.90
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically redeemed prior to maturity, the actual amount you will receive at maturity will depend on the actual closing value of the worst performing underlying on the final valuation date. The performance of any better performing underlying is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Hypothetical Examples

The examples in the first section below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a valuation date that is also a potential autocall date. The examples in the second section below illustrate how to determine the payment at maturity on the securities if the securities are not automatically redeemed prior to maturity. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.

The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, coupon barrier values or final barrier values of the underlyings. For the actual initial underlying value, coupon barrier value and final barrier value of each underlying, see “Terms of the Securities” above. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value, coupon barrier value and final barrier value of each underlying, and not the hypothetical values indicated below. The examples below assume that the contingent coupon rate is set at the lowest value indicated in “Terms of the Securities” above. The actual contingent coupon rate will be determined on the pricing date.

Underlying	Hypothetical initial underlying value	Hypothetical coupon barrier value	Hypothetical final barrier value
S&P 500® Index	100.00	80.00 (80% of its hypothetical initial underlying value)	80.00 (80% of its hypothetical initial underlying value)
Russell 2000® Index	100.00	80.00 (80% of its hypothetical initial underlying value)	80.00 (80% of its hypothetical initial underlying value)
Dow Jones Industrial AverageTM	100.00	80.00 (80% of its hypothetical initial underlying value)	80.00 (80% of its hypothetical initial underlying value)

Hypothetical Contingent Coupon Payments and any Payment upon Automatic Early Redemption Following a Valuation Date that is also a Potential Autocall Date

The hypothetical examples below illustrate how to determine whether a contingent coupon will be paid and whether the securities will be automatically redeemed following a hypothetical valuation date that is also a potential autocall date, assuming that the closing values of the underlyings on the hypothetical valuation date are as indicated below.

	Hypothetical closing value of S&P 500® Index on hypothetical valuation date	Hypothetical closing value of Russell 2000® Index on hypothetical valuation date	Hypothetical closing value of Dow Jones Industrial AverageTM on hypothetical valuation date	Hypothetical payment per security on related contingent coupon payment date
Example 1:	120.00 (underlying performance factor = 120.00 / 100.00 = 1.20)	85.00 (underlying performance factor = 85.00 / 100.00 = 0.85)	83.00 (underlying performance factor = 83.00 / 100.00 = 0.83)	$25.00 (contingent coupon is paid; securities not redeemed)
Example 2:	110.00 (underlying performance factor = 110.00 / 100.00 = 1.10)	45.00 (underlying performance factor = 45.00 / 100.00 = 0.45)	110.00 (underlying performance factor = 110.00 / 100.00 = 1.10)	$0.00 (no contingent coupon; securities not redeemed)
Example 3:	105.00 (underlying performance factor = 105.00 / 100.00 = 1.05)	110.00 (underlying performance factor = 110.00 / 100.00 = 1.10)	120.00 (underlying performance factor = 120.00 / 100.00 = 1.20)	$1,025.00 (contingent coupon is paid; securities redeemed)

Example 1: On the hypothetical valuation date, the Dow Jones Industrial AverageTM has the lowest underlying performance factor and, therefore, is the worst performing underlying. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than its coupon barrier value but less than its initial underlying value. As a result, investors in the securities would receive the contingent coupon payment of $25.00 per security on the related contingent coupon payment date and the securities would not be automatically redeemed.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Example 2: On the hypothetical valuation date, the Russell 2000® Index has the lowest underlying performance factor and, therefore, is the worst performing underlying. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value. As a result, investors would not receive any payment on the related contingent coupon payment date, even though each other underlying has appreciated from its initial underlying value, and the securities would not be automatically redeemed.

Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if, on that valuation date, the closing value of the worst performing underlying is less than its coupon barrier value. Whether a contingent coupon is paid following a valuation date depends solely on the closing value of the worst performing underlying.

Example 3: On the hypothetical valuation date, the S&P 500® Index has the lowest underlying performance factor and, therefore, is the worst performing underlying. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than both its coupon barrier value and its initial underlying value. As a result, the securities would be automatically redeemed on the related contingent coupon payment date for an amount in cash equal to $1,000 plus the related contingent coupon payment, for a total of $1,025.00 per security.

If the valuation date were not also a potential autocall date, the securities would not be automatically redeemed on the related contingent coupon payment date.

Hypothetical Payments at Maturity

The next hypothetical examples illustrate the calculation of the payment at maturity on the securities, assuming that the securities have not been earlier automatically redeemed and that the closing values of the underlyings on the final valuation date are as indicated below.

	Hypothetical closing value of S&P 500® Index on final valuation date	Hypothetical closing value of Russell 2000® Index on final valuation date	Hypothetical closing value of Dow Jones Industrial AverageTM on final valuation date	Hypothetical payment at maturity per security
Example 4	130.00 (underlying performance factor = 130.00 / 100.00 = 1.30)	120.00 (underlying performance factor = 120.00 / 100.00 = 1.20)	110.00 (underlying performance factor = 110.00 / 100.00 = 1.10)	$1,025.00
Example 5	50.00 (underlying performance factor = 50.00 / 100.00 = 0.50)	80.00 (underlying performance factor = 80.00 / 100.00 = 0.80)	90.00 (underlying performance factor = 90.00 / 100.00 = 0.90)	$500.00
Example 6	70.00 (underlying performance factor = 70.00 / 100.00 = 0.70)	20.00 (underlying performance factor = 20.00 / 100.00 = 0.20)	120.00 (underlying performance factor = 120.00 / 100.00 = 1.20)	$200.00

Example 4: On the final valuation date, the Dow Jones Industrial AverageTM has the lowest underlying performance factor and, therefore, is the worst performing underlying. In this scenario, the closing value of the worst performing underlying on the final valuation date is greater than its final barrier value. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment due at maturity, for a total of $1,025.00 per security, but you would not participate in the appreciation of any of the underlyings.

Example 5: On the final valuation date, the S&P 500® Index has the lowest underlying performance factor and, therefore, is the worst performing underlying. In this scenario, the closing value of the worst performing underlying on the final valuation date is less than its final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × the underlying performance factor of the worst performing underlying on the final valuation date

= $1,000 × 0.50

= $500

In this scenario, you would receive significantly less than the stated principal amount of your securities at maturity. You would incur a loss based on the performance of the worst performing underlying. In addition, because the closing value of the worst performing underlying on the final valuation date is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Example 6: On the final valuation date, the Russell 2000® Index has the lowest underlying performance factor and, therefore, is the worst performing underlying. In this scenario, the closing value of the worst performing underlying on the final valuation date is less than its final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:

Payment at maturity = $1,000 × the underlying performance factor of the worst performing underlying on the final valuation date

= $1,000 × 0.20

= $200

In this scenario, because the closing value of the worst performing underlying on the final valuation date is less than its final barrier value, you would lose a significant portion of your investment in the securities. In addition, because the closing value of the worst performing underlying is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.

It is possible that the closing value of the worst performing underlying will be less than its coupon barrier value on each valuation date and less than its final barrier value on the final valuation date, such that you will not receive any contingent coupon payments over the term of the securities and will receive significantly less than the stated principal amount of your securities at maturity.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Additional Terms of the Securities

The following provisions supersede the provisions in the product supplement to the extent that they are inconsistent from those provisions.

Certain Definitions

A “trading day” with respect to each underlying means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such underlying are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such underlying is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an underlying means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an underlying means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such underlying.

Postponement of a Valuation Date

If any valuation date is not a trading day with respect to any underlying, such valuation date will be postponed to the next succeeding day that is a trading day with respect to each underlying. A valuation date for an underlying is also subject to postponement due to the occurrence of market disruption event with respect to such underlying on such valuation date. See “—Market Disruption Events.”

Market Disruption Events

A “market disruption event” with respect to each underlying means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such underlying or any successor index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.

(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such underlying or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.

(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such underlying or any successor index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying or any successor index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such underlying or any successor index are traded or any related futures or options exchange with respect to such underlying or any successor index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

(F)	The relevant stock exchange for any security underlying such underlying or successor index or any related futures or options exchange with respect to such underlying or successor index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an underlying:

(1)	the relevant percentage contribution of a security to the level of such underlying or any successor index will be based on a comparison of (x) the portion of the level of such underlying attributable to that security and (y) the overall level of such underlying or successor index, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” on any trading day for such underlying or any successor index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such underlying or successor index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such underlying or successor index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such underlying or successor index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;

(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such underlying or any successor index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)	an “exchange business day” means any trading day for such underlying or any successor index on which each relevant stock exchange for the securities underlying such underlying or any successor index and each related futures or options exchange with respect to such underlying or any successor index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an underlying on any valuation date, then such valuation date for such underlying will be postponed to the first succeeding trading day for such underlying on which a market disruption event for such underlying has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such underlying after the originally scheduled valuation date, that eighth trading day shall be deemed to be the valuation date for such underlying. If a valuation date has been postponed eight trading days for an underlying after the originally scheduled valuation date and a market disruption event occurs or is continuing with respect to such underlying on such eighth trading day, the calculation agent will determine the closing value of such underlying on such eighth trading day in accordance with the formula for and method of calculating the closing value of such underlying last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange. Notwithstanding the postponement of a valuation date for an underlying due to a market disruption event with respect to such underlying on such valuation date, the originally scheduled valuation date will remain the valuation date for any underlying not affected by a market disruption event on such day.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Information About the S&P 500® Index

The S&P 500® Index consists of the common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC.

As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the S&P 500® Index from publicly available information and have not independently verified any information regarding the S&P 500® Index. This pricing supplement relates only to the securities and not to the S&P 500® Index. We make no representation as to the performance of the S&P 500® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the S&P 500® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the S&P 500® Index on October 2, 2020 was 3,348.44.

The graph below shows the closing value of the S&P 500® Index for each day such value was available from January 2, 2015 to October 2, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell.

Please refer to the section “Equity Index Descriptions—The Russell Indices—The Russell 2000® Index” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Russell 2000® Index from publicly available information and have not independently verified any information regarding the Russell 2000® Index. This pricing supplement relates only to the securities and not to the Russell 2000® Index. We make no representation as to the performance of the Russell 2000® Index over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Russell 2000® Index is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Russell 2000® Index on October 2, 2020 was 1,539.297.

The graph below shows the closing value of the Russell 2000® Index for each day such value was available from January 2, 2015 to October 2, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

The Dow Jones Industrial AverageTM

The Dow Jones Industrial AverageTM is a price-weighted index rather than a market capitalization-weighted index. The Dow Jones Industrial AverageTM consists of 30 common stocks chosen as representative of the broad market of U.S. industry. It is calculated and maintained by S&P Dow Jones Indices LLC.

Please refer to the section “Equity Index Descriptions—The Dow Jones Industrial AverageTM” in the accompanying underlying supplement for additional information.

We have derived all information regarding the Dow Jones Industrial AverageTM from publicly available information and have not independently verified any information regarding the Dow Jones Industrial AverageTM. This pricing supplement relates only to the securities and not to the Dow Jones Industrial AverageTM. We make no representation as to the performance of the Dow Jones Industrial AverageTM over the term of the securities.

The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Dow Jones Industrial AverageTM is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Historical Information

The closing value of the Dow Jones Industrial AverageTM on October 2, 2020 was 27,682.81.

The graph below shows the closing value of the Dow Jones Industrial AverageTM for each day such value was available from January 2, 2015 to October 2, 2020. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Moreover, our counsel’s opinion is based on market conditions as of the date of this preliminary pricing supplement and is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.

Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2023 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us as of the date of this preliminary pricing supplement, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m). However, the final determination regarding the treatment of the securities under Section 871(m) will be made as of the pricing date for the securities, and it is possible that the securities will be subject to withholding tax under Section 871(m) based on the circumstances as of that date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

Pursuant to the terms of the Amended and Restated Global Selling Agency Agreement, dated April 7, 2017, CGMI, acting as principal, will purchase the securities from Citigroup Global Markets Holdings Inc. CGMI, as the lead agent for the offering, expects to sell the securities to Wells Fargo, as agent. Wells Fargo will receive an underwriting discount and commission of up to 2.50% ($25.00) for each security it sells. Wells Fargo will pay selected dealers, which may include WFA, a fixed selling commission of 1.50% ($15.00) for each security they sell. In addition to the selling commission allowed to WFA, Wells Fargo will pay $0.75 per security of the underwriting discount and commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, CGMI may pay a fee of up to $1.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

For the avoidance of doubt, the fees and selling concessions described in this pricing supplement will not be rebated if the securities are automatically redeemed prior to maturity.

The public offering price of the securities includes the underwriting discount and commission described on the cover page of this pricing supplement and the estimated cost of hedging our obligations under the securities. We expect to hedge our obligations under the securities through affiliated or unaffiliated counterparties, which may include our affiliates and affiliates of Wells Fargo. Our cost of hedging will include the projected profit that such counterparties, which may include our affiliates and affiliates of Wells Fargo, expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond the control of any counterparty, which may include our affiliates and affiliates of Wells Fargo, such hedging may result in a profit that is more or less than expected, or could result in a loss.

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus may be used by Wells Fargo or an affiliate of Wells Fargo in connection with offers and sales related to market-making or other transactions in the securities. Wells Fargo or an affiliate of Wells Fargo may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

No action has been or will be taken by Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement, the accompanying product supplement, underlying supplement or prospectus supplement and prospectus, may be made in or from any jurisdiction except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on Citigroup Global Markets Holdings Inc., Wells Fargo or any broker-dealer affiliates of any of them.

For the following jurisdictions, please note specifically:

Argentina

Citigroup Global Markets Holdings Inc.’s Series N Medium-Term Senior Notes program and the related offer of the securities and the sale of the securities under the terms and conditions provided herein does not constitute a public offering in Argentina. Consequently, no public offering approval has been requested or granted by the Comisión Nacional de Valores, nor has any listing authorization of the securities been requested on any stock market in Argentina.

Brazil

The securities may not be offered or sold to the public in Brazil. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus have not been submitted to the Comissão de Valores Mobiliáros for approval. Documents relating to this offering may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities, or distribution of this pricing supplement or the prospectus supplement and prospectus, may be made in or from Chile except in circumstances that will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Paraguay

This is a private and personal offering. The securities offered have not been approved by or registered with the National Securities Commission (Comisión Nacional de Valores) and are not part of a public offering as defined by the Paraguayan Securities Law. The information contained herein is for informational and marketing purposes only and should not be taken as an investment advice.

Peru

The securities have not been and will not be registered with the Capital Markets Public Registry of the Capital Markets Superintendence (SMV) nor the Lima Stock Exchange Registry (RBVL) for their public offering in Peru under the Peruvian Capital Markets Law (Law N°861/ Supreme Decree N°093-2002) and the decrees and regulations thereunder.

Consequently, the securities may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material relating to the securities be distributed or caused to be distributed in Peru to the general public. The securities may only be offered in a private offering without using mass marketing, which is defined as a marketing strategy utilizing mass distribution and mass media to offer, negotiate or distribute securities to the whole market. Mass media includes newspapers, magazines, radio, television, mail, meetings, social networks, Internet servers located in Peru, and other media or technology platforms.

Taiwan

These securities may be made available outside Taiwan for purchase by Taiwan residents outside Taiwan but may not be offered or sold in Taiwan.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The Value Of The Securities Prior To Maturity Will Fluctuate Based On Many Unpredictable Factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because certain terms of the securities have not yet been fixed and because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

We have been advised that, for a period of approximately four months following issuance of the securities, the price, if any, at which Wells Fargo would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by Wells Fargo or its affiliates, will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the costs associated with selling, structuring and hedging the securities that are included in the public offering price of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the four-month temporary adjustment period. However, Wells Fargo is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The Securities Will Not Be Listed On Any Securities Exchange And You May Not Be Able To Sell Them Prior To Maturity.”

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

© 2020 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM due October 29, 2024

Appendix

The material included in this Appendix was prepared by Wells Fargo Securities, LLC and will be distributed to investors in connection with the offering of the securities described in this pricing supplement. The terminology used in the material included in this Appendix may differ from the terms used in this pricing supplement. The material included in this Appendix does not constitute terms of the securities. It is a general description of securities that share some features similar to the securities offered by this pricing supplement, but it does not relate specifically to the securities offered by this pricing supplement, and you should rely only on this pricing supplement (excluding the Appendix) and the accompanying product supplement, prospectus supplement and prospectus for a description of the specific terms of the securities offered by this pricing supplement.

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

Distributed by Wells Fargo Securities, LLC

MARKET LINKED SECURITIES – AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). If the closing level of the lowest performing underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the lowest performing underlying has declined below its threshold level, you will not receive a contingent coupon payment for that payment date. If the lowest performing underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the lowest performing underlying. If the lowest performing underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the lowest performing underlying. Although investors will be exposed to the downside risk of the lowest performing underlying, investors will not participate in any appreciation of any underlying. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day. Therefore, investors will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

2 | Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity, and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity, and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on each calculation day is the underlying that has the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

The key features of these Market Linked Securities are described below.

•	Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semi-annually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified “non-call period”). If the closing level of the lowest performing underlying on any call date is greater than or equal to its closing level on the pricing date (its starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price, plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the lowest performing underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period, if the closing level of the lowest performing underlying on a calculation day during such non-call period has not declined below its threshold level.

•	Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the lowest performing underlying on the final calculation day (its ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decline in the level of the lowest performing underlying from its starting level, and you will incur a significant loss at maturity.

The threshold level for each underlying will be less than its starting level. A particular issuance of these Market Linked Securities may specify a single threshold level (for each underlying) that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of any underlying, but will be fully exposed to any decline of the lowest performing underlying, if its ending level is less than its threshold level.

The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and/or call date. Investors will not benefit in any way from the performance of the better performing underlying(s). Therefore, investors will be adversely affected if any underlying declines below its threshold level(s), even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s).

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 3

Determining payment on a contingent coupon payment date, call date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the lowest performing underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

If these Market Linked Securities have not been called prior to maturity, the payment at maturity will be based on the ending level, threshold level, and starting level of the lowest performing underlying on the final calculation day. The diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any) assuming an offering price of $1,000 per security.

4| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called
Original Offering Price:	$1,000 per Market Linked Security
Calculation Days/Contingent Coupon Payment Dates:	Semi-annually
Call Dates:	Semi-annually (on each calculation day starting approximately one year after issuance)
Contingent Coupon Rate:	7.75% per annum (or 3.5% per semi-annual period)
Threshold Level:	With respect to each underlying, 70% of its starting level

The examples below assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of not receiving contingent coupon payments, and of incurring a significant loss on your investment at maturity.

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the lowest performing underlying from its starting level to its ending level.

In the examples below, the color blue indicates that the closing level of the lowest performing underlying is greater than or equal to its starting level; the color green indicates that the closing level of the lowest performing underlying is less than its starting level, but greater than or equal to its threshold level; and the color red indicates that the closing level of the lowest performing underlying is less than its threshold level. The lowest performing underlying on a given calculation day is the underlying that had the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

Example 1: These Market Linked Securities are automatically called on the first call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	115%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	110%	120%	Call settlement date: 103.5%

Because of the one-year non-call period, even though the closing level of the lowest performing underlying was greater than its starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the lowest performing underlying on the first call date (one year from the pricing date) is greater than its starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | 5

Example 2: These Market Linked Securities are automatically called on the third call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	60%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	107.75%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	110%	67.75%	Contingent coupon payment date: 0.0%
2 years from the pricing date	115%	105%	Call settlement date: 103.5%

Because the closing level of the lowest performing underlying is less than its threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates, even though the closing level of the better performing underlying on those dates was greater than its threshold level. Because the closing level of the lowest performing underlying on the third call date is greater than its starting level, these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

As this example illustrates, whether you receive a contingent coupon payment, and whether these Market Linked Securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing underlying on the relevant calculation day and/or call date. The performance of the better performing underlying is not relevant to your return on these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is greater than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	90%	120%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	101%	80%	Contingent coupon payment date: 3.5%
18 months from the pricing date	80%	65%	Contingent coupon payment date: 0.0%
2 years from the pricing date	60%	90%	Contingent coupon payment date: 0.0%
30 months from the pricing date	65%	95%	Contingent coupon payment date: 0.0%
3 years from the pricing date	70% (ending level)	110% (ending level)	Maturity date: 103.5%

Because the closing level of the lowest performing underlying is less than its starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the lowest performing underlying is greater than its threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date), but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level of the lowest performing underlying is greater than its threshold level, on the maturity date you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

6| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	80%	610%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	100%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	90%	62%	Contingent coupon payment date: 0.0%
2 years from the pricing date	110%	55%	Contingent coupon payment date: 0.0%
30 months from the pricing date	120%	45%	Contingent coupon payment date: 0.0%
3 years from the pricing date	130% (ending level)	50% (ending level)	Maturity date: 50.0%

Because the closing level of the lowest performing underlying is less than its threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity, and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level of the lowest performing underlying is less than its threshold level, you would incur a loss on your investment equal to the full decline of the lowest performing underlying from its starting level to its ending level. Your payment at maturity in this example would be calculated as follows (assuming Underlying 2, which was the lowest performing underlying on the final calculation day, had a hypothetical starting level of 1,000 and a hypothetical ending level of 500):

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

This example illustrates that you will not participate in any appreciation of either underlying, but will be fully exposed to the depreciation of the lowest performing underlying, if its ending level on the final calculation day is less than its threshold level, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

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This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

8| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not suitable for all investors, but may be suitable for investors who:

•	Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the lowest performing underlying if the lowest performing underlying declines below its threshold level

•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?

•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the lowest performing underlying below its threshold level?

•	Are you comfortable accepting the full downside risks of each underlying?

•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?

•	Are you willing to forgo participation in any appreciation of any underlying?

•	What is your sensitivity to the tax treatment for your investments?

•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

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These Market Linked Securities have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.

•	Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.

•	Limited return potential. Even though you will be fully exposed to any decline in the level of the lowest performing underlying, if its ending level is below its threshold level, you will not participate in any increase in the level of any underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.

•	Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these

Market Linked Securities if the closing level of the lowest performing underlying is greater than or equal to its starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.

•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying on each calculation day and/or call date. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying.

•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher contingent coupon rate, but it will be more likely that one of the underlyings will be performing poorly at any time over the term of these Market Linked Securities. All that is necessary for these Market

Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.

•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.

•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility, dividend rate of the underlyings (if applicable), interest rates, the time remaining to maturity, the correlation between the underlyings, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.

•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market

10| Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.

•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.

•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions, and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.

•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.

•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.

•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.

•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets, and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.

•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars, but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.

•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.

•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.

•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with a preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

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